Exhibit 99.1

Freshpet, Inc. Reports First Quarter 2023 Financial Results

Continued Strong Topline Growth

Strong operating performance drove Adjusted EBITDA improvement

Re-affirms net sales & Adjusted EBITDA guidance

SECAUCUS, N.J. – May 8, 2023 – Freshpet, Inc. (“Freshpet” or the “Company”) (Nasdaq: FRPT) today reported financial results for its first quarter ended March 31, 2023.

First Quarter 2023 Financial Highlights Compared to Prior Year Period

●	Net sales of $167.5 million, an increase of 26.7%
●	Net loss of $24.8 million, compared with prior year net loss of $17.5 million
●	Adjusted EBITDA of $3.0 million, compared to prior year of $(0.3) million.[1]

"We are off to a very strong start to 2023 behind our recently launched Fresh Future plan.  That plan promised renewed focus on improving profitability while continuing to drive strong growth.  And our first quarter results demonstrate meaningful progress against those goals – particularly in our focus areas of quality and logistics,” commented Billy Cyr, Freshpet’s Chief Executive Officer.  “With our strengthened organization and the Ennis Kitchen on-line, we believe we can continue to improve on that performance and deliver the significant value creation that one would expect from a high-growth brand like Freshpet."

First Quarter 2023

Net sales increased 26.7% to $167.5 million for the first quarter of 2023 compared to $132.2 million for the first quarter of 2022. Net sales for the first quarter of 2023 were driven by both velocity gains, and pricing.

Gross profit was $50.8 million, or 30.3% as a percentage of net sales, for the first quarter of 2023, compared to $44.8 million, or 33.9% as a percentage of net sales, in the prior year period. The decrease in reported gross profit as a percentage of net sales was primarily due to increased depreciation expense from the expansion in capacity, increased share-based compensation, and unabsorbed plant cost from the Ennis Kitchen, partially offset by reduced input and quality cost as a percentage of net sales. For the first quarter of 2023, Adjusted Gross Profit was $64.4 million, or 38.5% as a percentage of net sales, compared to $50.6 million, or 38.3% as a percentage of net sales, in the prior year period. Adjusted Gross Profit is a non-GAAP financial measure defined under “Non-GAAP Measures” and is reconciled to gross profit in the financial tables that accompany this release.

Selling, general and administrative expenses (“SG&A”) were $72.3 million for the first quarter of 2023 compared to $60.6 million in the prior year period. As a percentage of net sales, SG&A decreased to 43.1% for the first quarter of 2023 compared to 45.9% in the prior year period. The decrease of 280 basis points in SG&A as a percentage of net sales was mainly a result of increased leverage on depreciation and option expense as the business scales, and reduced media and logistics cost as a percentage of net sales. Adjusted SG&A for the first quarter of 2023 was $61.5 million, or 36.7% as a percentage of net sales, compared to $51.2 million, or 38.7% as a percentage of net sales, in the prior year period. Adjusted SG&A is a non-GAAP financial measure defined under “Non-GAAP Measures” and is reconciled to SG&A in the financial tables that accompany this release.

Net loss was $24.8 million for the first quarter of 2023 compared to net loss of $17.5 million for the prior year period. The increase in net loss was due to increased SG&A, which includes increased media spend of $4.4 million, higher depreciation and increased unabsorbed plant cost, partially offset by contribution profit from higher sales.

1     Adjusted EBITDA, as well as certain other measures in this release, is a non-GAAP financial measure. See "Non-GAAP Measures" for how we define these measures and the financial tables that accompany this release for reconciliations of these measures to the closest comparable GAAP measures.

Adjusted EBITDA was $3.0 million for the first quarter of 2023, compared to a loss of $(0.3) million in the prior year period. The increase in Adjusted EBITDA was a result of higher Adjusted Gross Profit due to sales growth and leverage on quality and input costs, partially offset by higher Adjusted SG&A expenses.  Adjusted EBITDA is a non-GAAP financial measure defined under “Non-GAAP Measures” and is reconciled to net loss in the financial tables that accompany this release.

Balance Sheet

On March 20, 2023 we issued $402.5 million Convertible Senior Notes at 3.0% interest rates due 2028.  In connection with the pricing of the Convertible Senior Notes we used $66.2 million of the net proceeds to enter into a privately negotiated capped call transaction. The capped call transaction results in an economic conversion price of $120.23 per share on the Convertible Senior Notes, which represents a premium of 120% over the last reported sale price of our common stock of $54.65 per share on March 15, 2023,

As of March 31, 2023, the Company had cash and cash equivalents and short-term investments of $386.5 million with $391.5 million of debt outstanding net of $11.0 million of fees.

We will utilize our balance sheet to support our on-going capital needs and enable us to continue to execute our long-term capacity plan

Outlook

For full year 2023, the Company reiterates its full year underlying guidance on Net Sales and Adjusted EBITDA. The Company expects the following results:

●	Net sales of ~$750 million, an increase of ~26% from 2022.

●	Adjusted EBITDA of at least $50 million.

●	Capital expenditures for 2023 of ~$240 million.

The Company does not provide guidance for the most directly comparable GAAP measure, net income, and similarly cannot provide a reconciliation between its forecasted adjusted EBITDA and net income metrics without unreasonable effort due to the unavailability of reliable estimates for certain components of net income and the respective reconciliations, including the timing of and amount of costs of goods sold and selling, general and administrative expenses. These items are not within the Company's control and may vary greatly between periods and could significantly impact future results.

Conference Call & Earnings Presentation Webcast Information

As previously announced, today, May 8, 2023, the Company will host a conference call beginning at 8:00 a.m. Eastern Time with members of its leadership team. The conference call webcast will be available live over the Internet through the "Investors" section of the Company's website at www.freshpet.com. To participate on the live call, listeners in North America may dial (877) 407-0792 and international listeners may dial (201) 689-8263.

A replay of the conference call will be archived on the Company's website and telephonic playback will be available from 12:00 p.m. Eastern Time today through May 22, 2023. North American listeners may dial (844) 512-2921 and international listeners may dial (412) 317-6671; the passcode is 13737644

About Freshpet

Freshpet’s mission is to improve the lives of dogs and cats through the power of fresh, real food. Freshpet foods are blends of fresh meats, vegetables and fruits farmed locally and made at our Freshpet Kitchens. We thoughtfully prepare our foods using natural ingredients, cooking them in small batches at lower temperatures to preserve the natural goodness of the ingredients. Freshpet foods and treats are kept refrigerated from the moment they are made until they arrive at Freshpet Fridges in your local market.

Our foods are available in select mass, grocery (including online), natural food, club, and pet specialty retailers across the United States, Canada and Europe. From the care, we take to source our ingredients and make our food, to the moment it reaches your home, our integrity, transparency and social responsibility are the way we like to run our business. To learn more, visit www.freshpet.com.

Connect with Freshpet:

https://www.facebook.com/Freshpet

https://twitter.com/Freshpet

http://instagram.com/Freshpet

http://pinterest.com/Freshpet

https://www.tiktok.com/@Freshpet

https://en.wikipedia.org/wiki/Freshpet

https://www.youtube.com/user/freshpet400

Forward Looking Statements

Certain statements in this release constitute “forward-looking” statements, including statements relating to our long-term capacity planning, net sales guidance and Adjusted EBITDA guidance. These statements are based on management's current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements, including our updated guidance, are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Freshpet believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are several risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, most prominently, the risks discussed under the heading “Risk Factors” in the Company's latest annual report on Form 10-K and its quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this release. Freshpet undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

Non-GAAP Financial Measures

Freshpet uses the following non-GAAP financial measures in its financial communications. These non-GAAP financial measures should be considered as supplements to the GAAP reported measures, should not be considered replacements for, or superior to, the GAAP measures and may not be comparable to similarly named measures used by other companies.

●	Adjusted Gross Profit

●	Adjusted Gross Profit as a % of net sales (Adjusted Gross Margin)

●	Adjusted SG&A

●	Adjusted SG&A as a % of net sales

●	EBITDA

●	Adjusted EBITDA

●	Adjusted EBITDA as a % of net sales

Adjusted Gross Profit: Freshpet defines Adjusted Gross Profit as gross profit before depreciation expense and non-cash share-based compensation.

Adjusted SG&A Expenses: Freshpet defines Adjusted SG&A as SG&A expenses before depreciation and amortization, non-cash share-based compensation, implementation and other costs associated with the implementation of an enterprise resource planning ("ERP") system, fees related to the Capped Call Transactions purchases, loss on disposal of equipment, and advisory fees related to activism engagement.

EBITDA and Adjusted EBITDA: EBITDA represents net income (loss) plus interest expense net of interest income, income tax expense and depreciation and amortization expense, and Adjusted EBITDA represents EBITDA plus loss on equity method investment, non-cash share-based compensation expense, implementation and other costs associated with the implementation of an ERP system, loss on disposal of equipment, fees related to the Capped Call Transactions purchases, and advisory fees related to activism engagement.

Management believes that the non-GAAP financial measures are meaningful to investors because they provide a view of the Company with respect to ongoing operating results. The non-GAAP financial measures are shown as supplemental disclosures in this release because they are widely used by the investment community for analysis and comparative evaluation. They also provide additional metrics to evaluate the Company’s operations and, when considered with both the Company’s GAAP results and the reconciliation to the most comparable GAAP measures, provide a more complete understanding of the Company’s business than could be obtained absent this disclosure. The non-GAAP measures are not and should not be considered an alternative to the most comparable GAAP measures or any other figure calculated in accordance with GAAP, or as an indicator of operating performance. The Company’s calculation of the non-GAAP financial measures may differ from methods used by other companies. Management believes that the non-GAAP measures are important to an understanding of the Company's overall operating results in the periods presented. The non-GAAP financial measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance.

Investor Contact:

ICR

Jeff Sonnek

646-277-1263

Jeff.sonnek@icrinc.com

Media Contact:

Freshpet@edelmansmithfield.com

FRESHPET, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	March 31,	December 31,
	2023	2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$337,143	$132,735
Short-term investments	49,326	—
Accounts receivable, net of allowance for doubtful accounts	49,513	57,572
Inventories, net	66,319	58,290
Prepaid expenses	7,751	9,778
Other current assets	3,092	3,590
Total Current Assets	513,144	261,965
Property, plant and equipment, net	826,152	800,586
Deposits on equipment	2,936	3,823
Operating lease right of use assets	4,808	5,165
Equity method investment	—	25,418
Long term investment in equity securities	24,438	—
Other assets	28,539	28,426
Total Assets	$1,400,017	$1,125,383
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$26,391	$55,088
Accrued expenses	27,805	33,016
Current operating lease liabilities	1,543	1,510
Total Current Liabilities	$55,739	$89,614
Convertible senior notes	391,567	—
Long term operating lease liabilities	3,804	4,200
Total Liabilities	$451,110	$93,814
STOCKHOLDERS' EQUITY:
Common stock — voting, $0.001 par value, 200,000 shares authorized, 48,123 issued and 48,109 outstanding on March 31, 2023, and 48,051 issued and 48,037 outstanding on December 31, 2022	48	48
Additional paid-in capital	1,267,642	1,325,524
Accumulated deficit	(319,903)	(295,117)
Accumulated other comprehensive income	1,376	1,370
Treasury stock, at cost — 14 shares on March 31, 2023 and on December 31, 2022	(256)	(256)
Total Stockholders' Equity	948,907	1,031,569
Total Liabilities and Stockholders' Equity	$1,400,017	$1,125,383

FRESHPET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except per share data)

	For the Three Months Ended
	March 31,
	2023	2022
NET SALES	$167,522	$132,171
COST OF GOODS SOLD	116,762	87,419
GROSS PROFIT	50,760	44,753
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	72,271	60,631
LOSS FROM OPERATIONS	(21,511)	(15,878)
OTHER (EXPENSES)/INCOME:
Other Income, net	946	258
Interest Expense	(3,171)	(571)
	(2,225)	(313)
LOSS BEFORE INCOME TAXES	(23,736)	(16,191)
INCOME TAX EXPENSE	70	41
LOSS ON EQUITY METHOD INVESTMENT	980	1,310
LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(24,786)	$(17,542)
OTHER COMPREHENSIVE (LOSS) INCOME:
Change in foreign currency translation	$6	(362)
TOTAL OTHER COMPREHENSIVE INCOME (LOSS)	6	(362)
TOTAL COMPREHENSIVE LOSS	$(24,780)	$(17,904)
NET LOSS PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
-BASIC	$(0.52)	$(0.40)
-DILUTED	$(0.52)	$(0.40)
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING USED IN COMPUTING NET (LOSS) INCOME PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
-BASIC	48,047	43,437
-DILUTED	48,047	43,437

FRESHPET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(In thousands)

	For the Three Months Ended
	March 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(24,786)	$(17,542)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Provision for loss (gains) on accounts receivable	(2)	(25)
Loss on disposal of equipment	268	43
Share-based compensation	8,415	6,295
Inventory obsolescence	(29)	(149)
Depreciation and amortization	14,492	8,007
Write-off and amortization of deferred financing costs and loan discount	2,478	132
Change in operating lease right of use asset	357	310
Loss on equity method investment	980	1,310
Changes in operating assets and liabilities:
Accounts receivable	9,182	(26,653)
Inventories	(8,000)	(9,588)
Prepaid expenses and other current assets	2,525	717
Other assets	(3,664)	(990)
Accounts payable	(10,724)	5,449
Accrued expenses	(4,869)	(1,811)
Other lease liabilities	(363)	(290)
Net cash flows used in operating activities	(13,740)	(34,785)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of short-term investments	(49,326)	—
Investments in equity method investment	—	(3,294)
Acquisitions of property, plant and equipment, software and deposits on equipment	(58,039)	(55,888)
Net cash flows used in investing activities	(107,365)	(59,182)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of options to purchase common stock	834	232
Tax withholdings related to net shares settlements of restricted stock units	(602)	(323)
Proceeds from borrowings under Credit Facility	—	51,000
Purchase of capped call option	(66,211)	—
Proceeds from issuance of convertible senior notes	393,518	—
Debt issuance costs	(2,026)	—
Net cash flows provided by financing activities	325,513	50,909
NET CHANGE IN CASH AND CASH EQUIVALENTS	204,408	(43,058)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	132,735	72,788
CASH AND CASH EQUIVALENTS, END OF PERIOD	$337,143	$29,730

FRESHPET, INC. AND SUBSIDIARIES

RECONCILIATION BETWEEN GROSS PROFIT AND ADJUSTED GROSS PROFIT

	Three Months Ended
	March 31,
	2023	2022
	(Dollars in thousands)
Gross profit	$50,760	$44,753
Depreciation expense	10,721	4,701
Non-cash share-based compensation	2,956	1,168
Adjusted Gross Profit	$64,437	$50,622
Adjusted Gross Profit as a % of Net Sales	38.5%	38.3%

FRESHPET, INC. AND SUBSIDIARIES

RECONCILIATION BETWEEN SG&A EXPENSES AND ADJUSTED SG&A EXPENSES

	Three Months Ended
	March 31,
	2023	2022
	(Dollars in thousands)
SG&A expenses	$72,271	$60,631
Depreciation and amortization expense	3,771	3,285
Non-cash share-based compensation	5,459	5,127
Loss on disposal of equipment	268	43
Enterprise Resource Planning (a)	801	1,018
Capped Call Transactions fees (b)	113	—
Activism engagement (c)	389	—
Adjusted SG&A Expenses	$61,470	$51,158
Adjusted SG&A Expenses as a % of Net Sales	36.7%	38.7%

(a)	Represents implementation, amortization of deferred implementation costs and other costs associated with the implementation of an ERP system.
(b)	Represents fees associated with the Capped Call Transactions purchases.
(c)	Represents advisory fees related to activism engagement.

FRESHPET, INC. AND SUBSIDIARIES

RECONCILIATION BETWEEN NET (LOSS) AND ADJUSTED EBITDA

	Three Months Ended
	March 31,
	2023	2022
	(Dollars in thousands)
Net loss	$(24,786)	$(17,542)
Depreciation and amortization	14,492	7,986
Interest expense, net of interest income	2,225	571
Income tax expense	70	41
EBITDA	$(7,999)	$(8,944)
Loss on equity method investment	980	1,310
Loss on disposal of equipment	268	43
Non-cash share-based compensation	8,415	6,295
Enterprise Resource Planning (a)	801	1,018
Capped Call Transactions fees (b)	113	—
Activism engagement (c)	389	—
Adjusted EBITDA	$2,967	$(278)
Adjusted EBITDA as a % of Net Sales	1.8%	-0.2%

(a)	Represents implementation, amortization of deferred implementation costs and other costs associated with the implementation of an ERP system.
(b)	Represents fees associated with the Capped Call Transactions purchases.
(c)	Represents advisory fees related to activism engagement.